*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 19, 2017.

THE CHEFS' WAREHOUSE, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 22, 2017
Date: May 19, 2017 Time: 10:00 AM EDT
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/chef17.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualsharehouldermeeting.com/chef17 and be sure to have the information that is printed in the box marked by the arrow

ˆXXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

aterials and voting instructions.

—Before You Vote—
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
Notice and Proxy Statement 10K Wrap
How to View Online:
Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote .com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2017 to facilitate timely delivery.

—How To Vote—
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/chef17. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees:
01) Dominick Cerbone	06) Alan Guarino
02) John A. Couri	07) Stephen Hanson
03) Joseph Cugine	08) Katherine Oliver
04) John DeBenedetti	09) Christopher Pappas
05) Steven F. Goldstone	10) John Pappas

The Board of Directors recommends you vote FOR the following proposals:

2. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017.

3.	To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement that accompanies this notice.

4. To approve the material terms of Section 162(m) performance goals as set forth in our 2011 Omnibus Equity Incentive Plan.

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the
Annual Meeting.

Voting Instructions